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                                                                  Exhibit 10(a)



     Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-141757) pertaining to Lincoln New York Account N for Variable Annuities, which is incorporated by reference into Post-Effective Amendment No. 2, and to the use therein of our reports
(a) March 19, 2007, with respect to the financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the financial statements of Lincoln New York Account N for Variable Annuities,
(c) March 19, 2007, with respect to the financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007, with respect to the supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).

                                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 26, 2007